UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (December 14, 2011)

Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 16, 2011, Willis Group Holdings Public Limited Company (“Willis”), together with its wholly owned subsidiary, Trinity Acquisition PLC (“TAP”), entered into a $800,000,000 credit facility (the “Credit Facility”), including a $300,000,000 term loan, that will mature on December 16, 2016 (the “Term Loan”) and a $500,000,000 revolving credit facility (the “Revolver”) that will mature on December 16, 2016 (in each case, unless extended in accordance with its terms thereof).  The terms of the Credit Facility are set forth in the Credit Agreement, dated as of December 16, 2011 (the “Credit Agreement”), among, TAP, as the borrower, Willis, as the parent, the lenders party thereto and Barclays Bank PLC, as Administrative Agent.  Proceeds of the loans and other credit extensions under the Credit Facility will be available to refinance existing credit facility debt and for working capital, capital expenditures, permitted acquisitions and other lawful corporate purposes.

Amounts outstanding under the Term Loan shall bear interest at a rate equal to (a) for Eurocurrency Rate Loans, LIBOR plus 1.25% to 2.00% plus the Mandatory Cost (as defined in the Credit Agreement), if any, and (b) for Base Rate Loans, the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the “prime rate” as announced by Barclays Bank PLC, and (iii) LIBOR plus 1.00%, plus 0.25% to 1.00%, in each case, based upon Willis’ guaranteed, senior-unsecured long term debt rating.

Amounts outstanding under the Revolver shall bear interest at a rate equal to (a) for Eurocurrency Rate Loans, LIBOR plus 1.25% to 2.00% plus the Mandatory Cost (as defined in the Credit Agreement), if any, and (b) for Base Rate Loans, the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the “prime rate” as announced by Barclays Bank PLC, and (iii) LIBOR plus 1.00%, plus 0.25% to 1.00%, in each case, based upon Willis’ guaranteed senior-unsecured long term debt rating. In addition, TAP will pay (a) a commitment fee equal to 0.20% to 0.35% of the committed amount of the Revolver that has not been borrowed and (b) a letter of credit fee for each outstanding letter of credit equal to (i) the daily amount available to be drawn under such letter of credit times (ii) 1.25% to 2.00%, in each case, based upon Willis’ guaranteed, senior-unsecured long term debt rating.

Conditions to borrowing under the Term Loan and to each borrowing under the Revolver include the accuracy and completeness in all material respects of all representations and warranties in the loan documentation and that no default under the Credit Facility shall exist, or would result from such borrowing or the application of the proceeds thereof.

Voluntary prepayment is permitted under the Credit Facility without penalty or premium in amounts greater than $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  In addition, the Credit Facility requires mandatory prepayment in certain circumstances.

Willis is subject to various affirmative and negative covenants and reporting obligations under the Credit Facility.  These include, among others, limitations on subsidiary indebtedness, liens, sale and leaseback transactions, certain investments, fundamental changes, assets sales and restricted payments, and maintenance of certain financial covenants.  Events of default under the Credit Facility include non-payment of amounts due to the lenders, violation of covenants, incorrect representations, defaults under other material indebtedness, judgments and specified insolvency-related events, certain ERISA events and invalidity of loan documents, subject to, in certain instances, specified thresholds, cure periods and exceptions.  The obligations of TAP under the Credit Facility are guaranteed by Willis and certain of its subsidiaries pursuant to the Guaranty Agreement, dated as of December 16, 2011 (the “Guaranty”), among TAP, Willis, the other guarantors party thereto and Barclays Bank PLC, as Administrative Agent.  The obligations of Willis under the Credit Facility are unsecured.

The Credit Agreement and the Guaranty are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 16, 2011, in connection with the refinancing of its senior credit facility and the entering into of the Credit Agreement described in Item 1.01 above, Willis paid in full all of its outstanding loans, extensions of credit and other obligations under that certain credit agreement, dated as of October 1, 2008, among Willis North America Inc., as borrower, Willis, as parent, the lenders party thereto and Bank of America, N.A., as administrative agent and that certain credit agreement, dated as of August 9, 2010, among Willis North America, Inc., as borrower, Willis, as parent, and Bank of America, N.A., as administrative agent (both as amended, supplemented, restated or otherwise modified from time to time, the “Prior Credit Agreements”).

In connection with Willis’ repayment in full of all of its outstanding loans, extensions of credit and other obligations under the Prior Credit Agreements, Willis was released and discharged from any and all obligations under the Prior Credit Agreements and the other loan documents thereunder and the Prior Credit Agreements and the other loan documents thereunder, including, among others, the certain guaranty agreement, dated as of October 1, 2008, among Willis North America, Inc., as borrower, Willis, as parent, the other guarantors party thereto and Bank of America, N.A., as administrative agent and the certain guaranty agreement, dated as of August 9, 2010, among Willis North America, Inc., as borrower, Willis, as parent, the other guarantors party thereto and Bank of America, N.A., as administrative agent (both as amended, supplemented, restated or otherwise modified from time to time), were terminated.

           The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 1.02.

Item 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

 On December 14, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Willis amended the vesting provisions applicable to the cash awards to be granted under Willis’s 2011 Long Term Incentive Program (the “2011 Program”) to the named executive officers participating in the program, as described under Item 5.02 of the Current Report on Form 8-K dated April 27, 2011 and filed by Willis with the Securities and Exchange Commission on May 3, 2011.  Pursuant to such amendment, these cash awards under the 2011 Program will generally vest 50% on the second and third anniversaries of the grant date, subject to the continued employment of the participant during the vesting period and, for performance-based cash awards, subject to Willis meeting certain 2011 performance targets.

The form of cash award agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of December 16, 2011, among, Trinity Acquisition PLC, Willis Group Holdings Public Limited Company, the lenders party thereto and Barclays Bank PLC., as Administrative Agent
10.2
Guaranty Agreement, dated as of December 16, 2011, among, Trinity Acquisition PLC, Willis Group Holdings Public Limited Company, the other guarantors party thereto and Barclays Bank PLC, as Administrative Agent

10.3	Form of Deferred Cash Award Agreement – 2011 Long Term Incentive Program

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2011	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
	By:	/S/ Adam G. Ciongoli
Name: Adam G. Ciongoli
Title: Group General Counsel

INDEX TO EXHIBITS
Exhibit
Number	Description

10.1	Credit Agreement, dated as of December 16, 2011, among, Trinity Acquisition PLC, Willis Group Holdings Public Limited Company, the lenders party thereto and Barclays Bank PLC., as Administrative Agent
10.2

Guaranty Agreement, dated as of December 16, 2011, among Trinity Acquisition PLC, Willis Group Holdings Public Limited Company, the other guarantors party thereto and Barclays Bank PLC, as Administrative Agent

10.3	Form of Deferred Cash Award Agreement – 2011 Long Term Incentive Program

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